Exhibit 99.1

Addentax Group Corp. Announces 1-for-10 Reverse Share Split

SHENZHEN, China, June 29, 2023 /PRNewswire/ — Addentax Group Corp. (“Addentax” or the “Company”) (Nasdaq: ATXG), an integrated service provider focusing on garment manufacturing, logistics service, property management and subleasing, today announced that the Company’s board of directors exercised its discretion to effect a 1-for-10 reverse split of its common stock shares (“Reverse Stock Split”) on June 8, 2023 and is expected to become effective on June 30, 2023.

Upon the effectiveness of the reverse share split, Addentax shareholders will receive one new common stock share of Addentax for every ten shares they hold. Addentax’s common stock shares are expected to begin trading on a split-adjusted basis when the market opens on June 30, 2023.

The reverse share split is expected to lead Addentax’s common stock shares to trade at approximately ten times the price per share at which it trades prior to the effectiveness of the reverse share split. Addentax, however, cannot assure that the price of its common stock shares after the reverse split will reflect the 1-for-10 reverse split ratio, that the price per share following the effective time of the reverse split will be maintained for any period of time, or that the price will remain above the pre-split trading price.

As of June 29, 2023, there were 37,395,420 of Addentax’s common stock outstanding. Effecting the Reverse Stock Split will reduce that amount to 3,739,542.

Treatment of Restricted Shares

The number of common stock shares into which Addentax’s outstanding restricted shares will be proportionally adjusted to reflect the reverse split.

Fractional Shares

Any fractional shares that would have resulted because of the Reverse Split will be rounded up to the nearest whole share.

New Stock Certificates

Addentax will adopt a new stock certificate in connection with the implementation of the reverse share split. Addentax’s transfer agent, Transfer Online, Inc., will manage the exchange of share certificates. Shareholders of record will receive a letter of transmittal providing instructions for the exchange of their old certificates as soon as practicable following the effectiveness of the reverse split. Shareholders should not send in their old stock certificates until they receive a letter of transmittal from Transfer Online, Inc. Shareholders who hold their shares through a securities broker or nominee (i.e., in “street name”) will be contacted by their brokers or nominees with any instructions.

For more information, shareholders and securities brokers should contact Transfer Online, Inc. at +1 (503) 227-2950.

About Addentax Group Corp.

Addentax Group Corp. is an integrated service provider specializing in garment manufacturing, logistics services, property management, subleasing, and epidemic prevention supplies. Its apparel manufacturing business includes sales to wholesalers and is based in China. The logistics business, which includes delivery and express services, covers 79 cities in 7 provinces and 2 municipalities in China. The property management and subleasing business provides relevant services to clothing wholesalers and retailers in the apparel market. The epidemic prevention supplies business includes manufacturing and distributing quarantine products, as well as reselling supplies purchased from the third parties in domestic and overseas markets. More information please visit the website: https://www.addentax.com/.

Safe Harbor Statement

All statements other than statements of historical fact in this announcement are forward-looking statements in nature within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions are intended to identify such forward-looking statements. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to consider risk factors, including those described in the Company’s filings with the SEC, that may affect the Company’s future results. All forward-looking statements attributable to the Company and its subsidiaries or persons acting on their behalf are expressly qualified in their entirety by these risk factors. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

Company Contact:

Addentax Group Corp.

Phone: + (86) 755 86961 405

Investor Relations Contact:

Sherry Zheng

Weitian Group LLC

1-718-213-7386
shunyu.zheng@weitian-ir.com